As filed with the Securities and Exchange Commission on September 20, 1995.

                                                Registration No. 33-________


                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               __________________

                                  FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933
                               __________________

                             MidSouth Bancorp, Inc.
             (Exact name of registrant as specified in its charter)
                               __________________
              Louisiana                                  72-1020809
           (State or other                            (I.R.S. Employer
     jurisdiction of incorporation                  Identification No.)
           or organization)
                            102 Versailles Boulevard
                               Versailles Centre
                           Lafayette, Louisiana 70501
                                 (318) 237-8343
               (Address, including zip code, and telephone number
       including area code, of registrant's principal executive offices)
                               __________________

     EMPLOYMENT AGREEMENT BETWEEN MIDSOUTH BANCORP, INC. AND C. R. CLOUTIER EMPLOYMENT AGREEMENT BETWEEN MIDSOUTH BANCORP, INC. AND KAREN L. HAIL
                           (Full title of the Plans)
                               __________________

      C. R. Cloutier                                  COPY TO
   MidSouth Bancorp, Inc.                        Margaret F. Murphy
      P. O. Box 3745                     Jones, Walker, Waechter, Poitevent,
 Lafayette, Louisiana 70502                    Carrere & Denegre, L.L.P.
      (318) 237-8343                                   51st Floor
(Name, address, including zip code,              201 St. Charles Avenue
 and telephone number, including              New Orleans, Louisiana 70170
 area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
___________________________________________________________________________________________________
                            Amount        Proposed Maximum      Proposed Maximum     Amount of
Title of Securities          to be          Offering Price      Aggregate Offering   Registration
   to be Registered       Registered<FN1>    Per Unit<FN2>         Price<FN2>            Fee
___________________________________________________________________________________________________
Common Stock                28,000 shares       $7.14               $199,920          $656.29
___________________________________________________________________________________________________

<FN1> Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of MidSouth Bancorp, Inc., the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
<FN2> Calculated pursuant to Rule 457(h).

                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 3. Incorporation of Documents by Reference.

         The following documents, which have been filed by MidSouth Bancorp, Inc. (the "Company") with the Securities and Exchange Commission (the
     "Commission"), are incorporated herein by reference:

     (a) The Company's  Annual Report on Form 10-K for the fiscal year ended
         December 31, 1994.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended
         March 31, 1995 and June 30, 1995.

     (c) The Company's Current Report on Form 8-K filed with the Commission on August 14, 1995.

     (d) The description of the Common Stock set forth in Item 1 of the Company's Registration Statement on Form 8-A dated July 24, 1995.

        All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

         Not applicable.

     Item 5. Interests of Named Experts and Counsel.

         Not applicable.

     Item 6. Indemnification of Directors and Officers.

        Section 83 of the Louisiana Business Corporation Law ("LBCL") permits a corporation to indemnify its directors and officers against expenses
     (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         Section 10 of the Company's by-laws provides for mandatory indemnification for current and former directors and officers except to the extent that the director or officer fails to meet the Standard of Conduct, as defined in the by-laws. The Company's Articles of Incorporation permit the Company to enter into contracts with its directors and officers providing for indemnification to the fullest extent permitted by law, but no such contracts have been entered into.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     Item 7. Exemption From Registration Claimed.

         Not applicable.

     Item 8. Exhibits.

     4.1   Amended  and Restated Articles  of  Incorporation  of  the  Company
           (incorporated  by  reference to Exhibit 3.1 to the Company's Annual
           Report on form 10-K for the year ended December 31, 1993).

     4.2   Articles of Amendment to Amended and Restated Articles of
           Incorporation dated July 19, 1995.

     4.3 Amended and Restated By-laws of the Company adopted by the Board of Directors on April 12, 1995 (incorporated by reference to Exhibit
           3.2 to Amendment No. 1 to the Company's Registration  Statement  on
           Form S-4 (Reg. No. 33-58499) filed June 1, 1995.)

     4.4 The Company agrees to furnish to the Commission on request a copy of the instruments defining the rights of the holder of its long-term debt, which debt does not exceed 10% of the total consolidated assets of the Company.

     4.5   Employment Agreements with C. R.  Cloutier  and  Karen  Hail
           (incorporated by reference to Exhibit 5(c) to the Company's Form
           1-A, Commission File  No.  24-1813-FW filed with the Commission on
           September 27, 1991).

       5   Opinion of Jones, Walker, Waechter, Poitevent, Carrere &
           Denegre, L.L.P.

    23.1   Consent of Deloitte & Touche LLP.

    23.2   Consent of Counsel (included in Exhibit 5).

      24 Powers of Attorney (included on the signature page of this Registration Statement).

     Item 9. Undertakings.

   (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar  as  indemnification  for  liabilities  arising  under  the
 Securities  Act  of 1933  may  be  permitted  to  directors,  officers  and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the  registrant  has  been advised that in the opinion of the
 Securities and Exchange Commission such  indemnification  is against public
 policy  as expressed in the Act and is, therefore, unenforceable.   In  the
 event that a claim for indemnification against such liabilities (other than the payment  by  the registrant of expenses incurred or paid by a director, officer or controlling  person  of the registrant in the successful defense of any action, suit or proceedings)  is  asserted by such director, officer or controlling person in connection with the  securities  being registered, the  registrant will, unless in the opinion of its counsel the  matter  has been settled  by  controlling  precedent,  submit to a court of appropriate jurisdiction the question of whether such indemnification  by it is against public  policy  as expressed in the Act and will be governed by  the  final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on September 13, 1995.

                                           MIDSOUTH BANCORP, INC.



                                          By:   /s/ C. R. Cloutier
                                              _____________________________
                                                   C. R. Cloutier
                                            President, Chief Executive
                                                Officer and Director


                                 POWER OF ATTORNEY

              KNOW  ALL MEN BY THESE PRESENTS, that each  person  whose
         signature appears  immediately  below constitutes and appoints
         C. R. Cloutier and Karen L. Hail,  or either of them, his true and  lawful attorney-in-fact and agent,  with  full  power  of substitution, for him and in his name, place and stead, in any and all  capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to  file  the  same  with  all  exhibits  thereto,  and  other documents in  connection  therewith,  with  the Securities and
         Exchange  Commission, granting unto said attorney-in-fact  and agent full  power  and  authority  to  do and perform each and every act and thing requisite and necessary  to  be  done,  as fully  to  all intents and purposes as he might or could do in
         person,  hereby   ratifying   and  confirming  all  that  said
         attorney-in-fact and agent or his  substitute  or  substitutes may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Title                Date


     /s/ C. R. Cloutier    President, Chief Executive  September 13, 1995
    ______________________     Officer and Director
         C. R. Cloutier


     /s/ J. B. Hargroder            Director           September 13, 1995
    ______________________
         J. B. Hargroder

    /s/ Milton B. Kidd, Jr.         Director           September 13, 1995
    _______________________
        Milton B. Kidd, Jr.

    /s/ William M. Simmons          Director           September 13, 1995
    ________________________
        William M. Simmons

    /s/ James R. Davis              Director           September 13, 1995
    ________________________
        James R. Davis

    /s/ Clayton P. Hilliard         Director           September 13, 1995
    _________________________
        Clayton P. Hilliard

    /s/ Will G. Charbonnet, Sr.     Director           September 13, 1995
    __________________________
        Will G. Charbonnet, Sr.

    /s/ Karen L. Hail            Chief Financial       September 13, 1995
    ___________________________ Officer and Director
        Karen L. Hail

    /s/ Teri S. Stelly              Controller         September 13, 1995
    ___________________________
        Teri S. Stelly


